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                                 Exhibit (11)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 10, 2002, relating to the financial statements and financial highlights which appear in the March 31, 2002 Annual Report to Shareholders of State Street Research High Income Fund, a series of State Street Research Income Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
    --------------------------

PricewaterhouseCoopers LLP
Boston, Massachusetts

July 29, 2002